UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           At a meeting of the Board of Directors ("Board") of Cartesian, Inc. (the "Company") held on April 22, 2016, Donald E. Klumb and David C. Mahoney informed the directors that they intended to resign from the Board effective upon the election of their successors. To the Company's knowledge, the decision of Mr. Klumb and Mr. Mahoney to resign did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.

(d)           Effective April 25, 2016, the Board appointed Donald J. Tringali and Thomas A. Williams as independent directors to fill the two vacancies on the Board, each to serve until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. The Board also appointed Mr. Tringali to serve as Chairman of the Compensation Committee and a member of the Audit Committee of the Board and appointed Mr. Williams to serve as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee of the Board.]

As members of the Board, Mr. Tringali and Mr. Williams will receive cash compensation for their services as directors as described under the heading "Non-Employee Director Compensation" in the Company's Proxy Statement for its 2015 annual meeting of stockholders held on June 16, 2015, filed with the Securities and Exchange Commission on May 1, 2015. In addition, each new director is expected to receive a grant of 20,000 shares of restricted stock of the Company, which restricted stock awards have not yet been granted. Each restricted stock award will have a one-year vesting period.

The Company will also enter into Indemnification Agreements with each of Mr. Tringali and Mr. Williams. The Indemnification Agreements provide for indemnification of, and advancement of litigation and other expenses to, each of Mr. Tringali and Mr. Williams to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 10.1. The Indemnification Agreements are identical in all material respects to the indemnification agreements entered into with certain of the directors and officers of the Company.

There are no understandings or arrangements between Mr. Tringali or Mr. Williams and any other person pursuant to which he was selected to serve as a director of the Company. The Company is not aware of any transactions involving Mr. Tringali or Mr. Williams that are reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.

Item 8.01	Other Events

On April 27, 2016, the Company issued a press release announcing the changes to the Board, as described under Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999).
99.1	Press Release dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Peter H. Woodward
Peter H. Woodward Chief Executive Officer

Date: April 27, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999).
99.1	Press Release dated April 27, 2016.